EXHIBIT 23.2

                        Consent of Independent Auditors


     We consent to the use of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. incorporated by reference in the Registration Statement (Form S-8) and related Prospectus of Cendant Corporation (formerly "CUC International Inc.") pertaining to the RCI Retirement Savings Plan.


                                        ERNST & YOUNG LLP

Stamford, Connecticut
March 5, 1998